YTB INTERNATIONAL, INC.
2007 INDEPENDENT MARKETING REPRESENTATIVE
FORM OF RESTRICTED STOCK AWARD

WHEREAS, on _________, 2007, (the “Grant Date”) the Board of Directors of YTB International, Inc. (the “Board”) agreed to grant to_________ (the “Grantee”) a restricted stock award (the “Award”) in connection with the Grantee’s provision of services to YTB International, Inc. (the “Company”) as an Independent Marketing Representative (“IMR”) of the Company.

NOW, THEREFORE, the Company and the Grantee, intending to be legally bound hereby, agree as follows:

1.     Grant of Award.

(a)     Subject to the terms and conditions set forth below in this Agreement, the Grantee shall receive an Award of [__________] shares of Company common stock (the “Shares”). The Award shall vest according to Section 2 below.

(b)     The Award shall be administered and interpreted by the Board. The Board may delegate its authority to a committee or subcommittee, which may consist of members of the Board. Unless otherwise specified in this Agreement, the term “Board” shall include any committee or subcommittee to which the Board has delegated such authority.

2.     Vesting of Award.

(a)     Except as otherwise provided in this Agreement, the number of Shares underlying the Award shall vest on the corresponding Vesting Date set forth below; provided, however, that the Grantee has retained his or her status at the Sales Director Level on such Vesting Date.

Vesting Date	Number of Shares
Date of Grant	[32.24% of Shares]
1st Anniversary of Date of Grant	[16.94% of Shares]
2nd Anniversary of Date of Grant	[16.94% of Shares]
3rd Anniversary of Date of Grant	[16.94% of Shares]
4th Anniversary of Date of Grant	[16.94% of Shares]

(b)     The unvested portion of the Award shall be immediately forfeited upon (i) the Grantee’s failure for any reason to maintain his status at the Sales Director Level; or (ii) the Company’s termination of the Grantee’s service relationship for Cause. All unvested Shares shall immediately become vested if the Company terminates the Grantee’s service relationship for any reason other than for Cause (excluding death or disability).

(c)     For purposes of this Agreement, the following terms shall have the meaning set forth below:

          (i)     Sales Director Level.     Unless otherwise determined by the Company, for purposes of this Agreement, the Grantee shall be treated as maintaining Sales Director Level at a particular Vesting Date if all of the following conditions are satisfied: (i) the Grantee has 2,000 or more Referring Travel Agents (“RTAs”) in the Grantee’s downline organization; (ii) the Grantee has increased the absolute number of RTAs in the Grantee’s downline since the prior applicable Vesting Date; (iii) since the prior applicable Vesting Date the Grantee has maintained either (a) their current balance level; or (b) the required balance level among Grantee’s downlines in accordance with Company policies; (iv) since the prior applicable Vesting Date the Grantee has held no less than eight RTA certification meetings and attended all Director meetings called by senior management; and (v) the Grantee has not become a representative for any other network marketing company.

          (ii)     Cause. Cause shall mean any of the following grounds for termination of the Grantee’s service relationship with the Company: (i) Grantee shall have been convicted of a felony; or (ii) Grantee engages in willful misconduct in the performance of service for the Company.

3.     Delivery of Shares, Restrictions and Distributions.

(a)     The Grantee may not assign, transfer, pledge, or otherwise dispose of (any such action being hereinafter referred to as a “Disposition”) any unvested Shares or rights under this Agreement. Any attempt to assign, transfer, pledge, or otherwise dispose of any unvested Shares or any rights under this Agreement contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the unvested Shares, shall be null, void, and without effect and shall result in the immediate forfeiture to the Company without consideration of any unvested Shares. The Grantee understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or registered or qualified under any state securities laws. Accordingly, notwithstanding the vesting of any shares provided in Section 2 of this Agreement and the delivery to the participant of such Shares, the Grantee may not offer or sell the Shares absent (i) the registration of the resale of the Shares under the Securities Act and compliance with any registration, qualification or other applicable requirements of any applicable state securities laws, or (ii) the availability of an exemption from the registration requirements of the Securities Act and any applicable state securities law requirements. The Grantee further understands and agrees that (i) the Company is under no obligation to register or qualify the resale of the Shares under the Securities Act or any state securities law or to take any action which may be required by the Company to make an exemption from any such registration or qualification requirement available for any offer or sale of the Shares by the Grantee, and (ii) the Company may require, as a condition to any Disposition of the Shares by the Grantee, that the Grantee furnish to the Company an opinion of counsel satisfactory to the Company that such Disposition is exempt from the registration requirements of the Securities Act and in compliance with any applicable state securities law requirements.

(b)     Notwithstanding any other provision of this Agreement, the award, issuance, vesting and delivery to the Grantee of the Shares and any distributions thereon shall be subject to compliance with all applicable laws and regulations from time to time in effect and to compliance with the rules and regulations of any securities exchange on which securities of the Company may then be listed. The Grantee hereby agrees to take any action and consents to the taking of any action by the Company, with respect to the Shares awarded hereunder, necessary to achieve compliance with such laws, regulations and rules. Any determination by the Company with respect to the need for any action in order to achieve such compliance with laws, regulations or rules shall be final, binding and conclusive.

(c)     The Grantee hereby agrees to indemnify the Company and hold it harmless from and against any and all damages or liabilities incurred by the Company (including liabilities for attorneys’ fees and disbursements) arising out of any breach by the Grantee of this Agreement, including, without limitation, any attempted disposition of the Shares by the Grantee in violation of this Agreement or applicable securities law requirements.

(d)     The Grantee agrees that any legends required or deemed necessary or appropriate by the Company under federal or state securities laws, may be placed on the certificate(s) representing the Shares. The following legend shall be placed on the Shares:

NOTICE IS HEREBY GIVEN THAT THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE HELD SUBJECT TO, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, GIFTED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH, THE TERMS, CONDITIONS AND RESTRICTIONS SET FORTH IN THE AGREEMENT BETWEEN YTB INTERNATIONAL, INC. AND THE GRANTEE (THE “AGREEMENT”), A COPY OF WHICH IS ON FILE AT THE OFFICE OF YTB INTERNATIONAL, INC. NO SUCH TRANSACTION SHALL BE RECOGNIZED AS VALID OR EFFECTIVE UNLESS THERE SHALL HAVE BEEN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE AGREEMENT. BY ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER (I) REPRESENTS AND WARRANTS THAT THE SHARES OF STOCK REPRESENTED HEREBY ARE BEING ACQUIRED FOR INVESTMENT FOR THE ACCOUNT OF THE HOLDER AND NOT WITH A VIEW TO THE RESALE OR OTHER DISTRIBUTION THEREOF AND (II) ACKNOWLEDGES THAT VIOLATION OF THE PROVISIONS OF THE AGREEMENT IS NOT ADEQUATELY COMPENSABLE BY MONETARY DAMAGES AND THAT, IN ADDITION TO OTHER RELIEF, THE TERMS THEREOF MAY BE SPECIFICALLY ENFORCED IN AN ACTION FOR INJUNCTIVE RELIEF.

IN ADDITION, THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR FOREIGN SECURITIES LAW (THE “ACTS”) AND MAY NOT BE TRANSFERRED BY THE HOLDER EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT OR OTHER APPROPRIATE REGISTRATION EFFECTIVE UNDER THE ACTS, OR (2) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACTS AND THE DELIVERY OF A LEGAL OPINION BY COUNSEL FOR YTB INTERNATIONAL, INC. THAT REGISTRATION IS NOT REQUIRED.

(e)     The Grantee hereby authorizes the Company or its attorneys or other agents to retain custody of the certificates representing the unvested Shares awarded hereunder until such time as the Shares vest. As soon as practicable after the date on which any Shares vest, the Company will cause to be delivered to the Grantee (which delivery may be by the U.S. mail at the last address for the Grantee indicated in the Company’s records) such Shares registered in the name of the Grantee. Contemporaneously with the signing of this Agreement, the Grantee shall deliver to the Company, along with a signed copy of this Agreement, five (5) signed but undated copies of the stock power attached hereto as Exhibit A, executed in blank by the Grantee. The Company shall not be required to deliver any certificates for which such stock powers have not previously been received by it.

(f)     The Grantee further understands and agrees that until the Shares vest, any distributions with respect to unvested Shares shall be paid to and held by the Company under and subject to the terms of this Agreement. As soon as practicable after the date on which the Shares vest, the Company will cause to be paid or delivered to the Grantee (which payment or delivery may be by the U.S. mail at the last address for the Grantee indicated in the Company’s records), the distributions held by the Company with respect to such Shares, without interest thereon. In the event and at the time any Shares are forfeited to the Company as provided in Section 2, all distributions held by the Company with respect to such forfeited Shares shall be forfeited to and revert to the Company.

4.     Change in Control.

(a)     Upon a Change in Control of the Company, the Board of Directors may, in its discretion, accelerate the vesting on all unvested Shares.

(b)     Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), the Board may, in addition to any action taken pursuant to clause (a) above, take one or a combination of the following actions: (i) replace all outstanding Awards that are not vested with comparable Awards by the surviving corporation (or a parent or subsidiary of the surviving corporation), or (ii) exchange outstanding unvested Shares for a payment by the Company in cash.

(c)     For purpose of this Agreement, a “Change in Control” of the Company means the determination (which may be made effective as of a particular date specified by the Board) by the Board, made by a majority vote that a Change in Control has occurred, or is about to occur. Such a change shall not include, however, a restructuring, reorganization, merger, or other change in capitalization in which the persons who own an interest in the Company on the date hereof (the “Current Owners”) (or any individual or entity which receives from a Current Owner an interest in the Company through will or the laws of descent and distribution) maintain more than a 50% voting or economic interest in the resultant entity. Regardless of the vote of the Board or whether or not the Board votes, a Change in Control shall be deemed to have occurred as of the first day if any one or more of the following subsections shall have been satisfied:

(i)     Any person (other than a person in control of the Company as of the effective date of this Agreement, or other than a trustee or other fiduciary holding securities under an Grantee benefit plan of the Company, or a company owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than thirty-five percent (35%) of the combined voting power of the Company’s then outstanding securities;

(ii)     individuals who, as of the effective date of this Agreement, constituted the Board (the “Incumbent Board”) cease for any reasons to constitute at least a majority of the Board; provided, that any person becoming a director subsequent to the effective date of this Agreement, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board, or

(iii)     The stockholders of the Company approve:

(1)	A plan of complete liquidation of the Company;
(2)	An agreement for the sale or disposition of all or substantially all of the Company’s assets; or

(iv)     A merger, consolidation, or reorganization of the Company with or involving any other company, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

5.     Grantee Rights.

(a)     The grant of the Award shall not confer upon the Grantee any right to continue to provide service to the Company and shall not interfere in any way with the right of Company to terminate the Grantee’s relationship with the Company.

(b)     The rights granted pursuant to the Award shall not afford Grantee any rights or additional rights to compensation or damages in consequence of the loss or termination of his relationship with the Company for any reason whatsoever.

(c)     Grantee shall not be entitled to any compensation or damages for any loss or potential loss which Grantee may suffer by reason of a forfeiture of the Award due to the termination of his relationship with the Company for any reason.

6.     Taxes.

(a)     The Grantee acknowledges that any and all taxes, whether local, state, or federal, imposed as a result of this Award or any sums paid hereunder shall be borne by Grantee without reimbursement by the Company.

(b)     The Grantee understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the fair market value of the Shares on the date any forfeiture restrictions applicable to such Shares lapse will be reportable as ordinary income on such lapse date. The Grantee understands that he may elect under Section 83(b) of the Code to be taxed at the Grant Date, rather than when such Shares ceases to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. The form for making this election is attached as Exhibit B hereto. GRANTEE UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE THIRTY (30) DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME BY THE GRANTEE AS AND WHEN THE FORFEITURE RESTRICTIONS LAPSE.

(c)     GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS BEHALF. This filing should be made by registered or certified mail, return receipt requested, and Grantee must retain two (2) copies of the completed form for filing with his state and federal tax returns for the current tax year and an additional copy for his personal records.

(d)     Grantee agrees to hold harmless and indemnify the Company, any member of its Board of Directors and any equity holder from any and all Federal, state, local, withholding or employment tax liability that may arise from this Agreement.

7.     No Shareholder Rights. The Grantee shall not have any of the rights and privileges of a shareholder with respect to unvested Shares.

8.     Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

9.     Assignment and Transfers. The Company may without the consent of the Grantee assign all of its rights and obligations under this Agreement to a wholly-owned subsidiary, a newly created legal entity (or a partnership controlled by the Company), subsidiaries of the Company or to a successor in interest to the Company which shall assume all obligations and liabilities hereunder.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Agreement, and the Grantee has executed this Agreement, effective as of the date first written above.

YTB INTERNATIONAL, INC.

By:
J. Scott Tomer, President

I hereby accept the Award described in this Agreement, and I agree to be bound by the terms of the Agreement. I hereby further agree that all the decisions and determinations of the Board shall be final, binding, and conclusive.

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned does (do) hereby sell, assign and transfer unto

YTB INTERNATIONAL, INC.
(Social Security # or EIN)

_____________ Shares of the Common Stock, $.001 par value per share, of YTB INTERNATIONAL, Inc. (the “Company”), represented by Certificate(s) No. _____________ inclusive, standing in the name of the undersigned on the books of the Company.

The undersigned does (do) hereby irrevocably constitute and appoint ___________________ as attorney-in-fact to transfer the said Shares of Common Stock on the books of the Company with full power of substitution.

(Dated)	(Signature)
(Print Name)

In the presence of:

____________________________________________

Note: The signature(s) on this Stock Power must correspond exactly with the name(s) appearing on the face of the Certificate(s)

EXHIBIT B

SECTION 83(b) ELECTION

Pursuant to Section 83(b) of the Internal Revenue Code of 1986 (the “Code”), I hereby elect to have the value of the restricted property described below taxed at the time of transfer.

1.     Taxpayer’s name, identification (social security) number and address:

(a)     Name:

(b)     Identification Number:

(c)     Address:

2.     Description of the restricted property:   Shares of Common Stock of YTB INTERNATIONAL, Inc.

3.     Date of transfer of the restricted property, and the taxable year for which this election is made:

(a)     Date of transfer: January __, 2007

(b)     Taxable year: Calendar Year Ended: 2007.

4.     Nature of the restriction: The Shares of YTB INTERNATIONAL, Inc. Shares are subject to a four (4) year vesting period.

5.     Fair market value of the restricted property at the time of the transfer equals [$_____], determined without regard to any lapse restriction (as defined in Treas. Reg. §1.83-3(i)):

6.     Amount paid for the restricted property: $0.00.

7.     A copy of this statement is being furnished to YTB INTERNATIONAL, Inc...

Signature of Taxpayer	Date